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                                            For More Information Contact:
                                            Steve Baker, steveb@jdpr.com or
FOR IMMEDIATE RELEASE                       Jeff Dezen, jeffd@jdpr.com
MARCH 5, 2002                               JDPR, 864-233-3776



          GARY M. RODKIN TO JOIN UNITED INDUSTRIES' BOARD OF DIRECTORS

       RODKIN'S PROVEN CONSUMER PACKAGED GOODS EXPERIENCE A BOON TO UNITED

ST. LOUIS, MO-UNITED INDUSTRIES CORPORATION (UNITED), the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States (which goes to market as Spectrum Brands), has elected GARY M. RODKIN, President and Chief Executive Officer of PEPSI-COLA NORTH AMERICA, a division of PEPSICO, INC. (NYSE: PEP), to United's Board of Directors.

Bob Caulk, United Chairman and CEO stated, "I am pleased to announce the election of Gary M. Rodkin to our Board. Gary brings a wealth of experience in consumer packaged goods marketing, sales and operations. Under his leadership, Pepsi-Cola North America has become the beverage industry's fastest-growing total beverage company, developing successful new carbonated and non-carbonated products, entering new product categories, making strategic acquisitions and growing share in its core trademarks, including Mountain Dew. Gary's experience should prove beneficial as United strives to achieve similar goals within the consumer lawn and garden care and insect control markets."

As President and CEO of Pepsi-Cola North America, Rodkin is responsible for concentrate and contract operations of PepsiCo's refreshment beverage division in the United States and Canada. Its US brands include Pepsi, Diet Pepsi, Pepsi ONE, Pepsi Twist, Mountain Dew, Sierra Mist, Mug, Slice, Aquafina, SoBe, Dole single-serve juices and FruitWorks. The company also makes and markets North America's best-selling ready-to-drink iced teas and coffees, respectively, via joint ventures with Lipton and Starbucks.

Rodkin was previously President and CEO of Tropicana Products, Inc., the world's leading marketer and producer of branded juices. Before joining Tropicana in 1995, he held positions of increasing responsibility at General Mills, including President of Yoplait-Columbo. Rodkin holds an MBA from Harvard Business School and a BA from Rutgers University.

PepsiCo is one of the world's largest food and beverage companies, with annual revenues of $27 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and juice drinks and Quaker foods.


                                     -more-

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Rodkin fills the Board seat vacated by David C. Pratt, whose resignation was effective with Rodkin's election. Caulk added, "United was extremely fortunate to have a director of David's caliber for so many years. We thank him and wish him well as he continues to pursue his many interest outside the Company."

United is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States. The company offers one of the broadest lines in the industry under a variety of brand names including Spectracide(R), Spectracide Terminate(TM), Hot Shot(R), Cutter(R), Sta-Green(R), Vigoro(R), Bandini(R), Peters(R), Real Kill(R), No-Pest(R), and Best(R).

Certain matters discussed in this news release, with the exception of historical matters, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934 which involves risks and uncertainties. These forward-looking statements are based on the Company's current expectations. Actual results may differ materially from these statements as a result of changes in external competitive market factors, unanticipated changes in the Company's industry, or the economy in general, as well as various other factors, including weather patterns. The Company does not undertake any obligation to update or revise forward-looking statements made by or on its behalf, whether as a result of new information, future events or otherwise.

(Bloomberg Symbol: 14496Z)

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Editor's Note: Photos Available on Request. Please contact Steve Baker at
864-233-3776 ext. 21 or steveb@jdpr.com